SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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FORWARD PROFIT INVESTING LLC
(Exact Name of Small Business Issuer in its Charter)

New York	6510	26-2603989
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

FORWARD PROFIT INVESTING LLC
56 Cambridge Place
Brooklyn, NY 11238
(888) 968-3679
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

FORWARD PROFIT INVESTING LLC
56 Cambridge Place
Brooklyn, NY 11238
(888) 968-3679
 (Name, Address and Telephone Number of Agent for Service)

 Copies of communications to:
DARIAN B. ANDERSEN, ESQ.
1015 Waterwood Parkway. Suite H-1
Edmond, OK 73034
TELEPHONE NO.: (405) 330-2235
FACSIMILE NO.: (405) 330-2236

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	Accelerated filer:
Non-accelerated filer: (Do not check if a smaller reporting company)	Smaller reporting company:

CALCULATION OF REGISTRATION FEE

Title of class of securities to be registered	Dollar Amount to be registered	Proposed maximum price per unit (3)	Proposed maximum aggregate offering price (2)	Amount of registration fee (1)
Forward Contract	$21,000,000.00	$300.00	$21,000,000.00	$1,171.80

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). The Forward Contracts are not traded on any national exchange. The offering price of the Forward Contracts has been determined arbitrarily by us. Company management chose as the offering price $300 because it can be used to standardize the use of Forward Contracts on dissimilar properties. The number of Forward Contracts that can be offered for a property for a particular month can be determined by dividing the net income for that month by $300.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

TABLE OF CONTENTS

Item 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in The Company’s Forward Contracts.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

About The Company

Forward Profit Investing LLC (the "Company") was organized in the State of New York on March 19, 2009 as a holding company that will own one or more companies that purchase and manage real estate. The Company will focus primarily on multi-family apartment buildings, hotels, and other cash flowing investment properties. The Company will collect the money generated by these properties, pay the expenses incurred, and then provide the remaining profits to investors via Forward Contracts. Any investment in the units offered herein involves a degree of risk. You should only purchase units if you can afford a loss of your investment.

Where The Company is Located

The Company’s principal executive offices are located at 56 Cambridge Place, Brooklyn, NY 11238 and its telephone number is 888.968.3679.

Terms of the Offering

The securities being offered consist of 70,000 Forward Contracts at an offering price of $300 per unit. The units will be offered for a period not to exceed 24 months, unless extended by the president of the company. The total offering proceeds will be $21,000,000. No Forward Contracts have been issued prior to this offering, and none are outstanding as of the date of this prospectus.

There is no current public market for these securities. The Forward Contracts are not publicly traded. Investors should be aware that repayment of their principal and return on investment is strictly dictated by the terms of the Forward Contract they are signing. They will be unable to transfer this contract to another party. Investment in these securities is not liquid.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (March 19, 2009) through March 31, 2009 are derived from The Company’s audited financial statements.

BALANCE SHEET

AS OF MARCH 31, 2009

ASSETS

CURRENT ASSETS
Cash and Cash Equivalent	$40
TOTAL CURRENT ASSETS	$40
Property & Equipment, net	$00
TOTAL ASSETS	$40

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrual Professional Fees	$2,000
TOTAL LIABILITIES	$2,000

STOCKHOLDERS EQUITY
Capital Contribution	$265
Retained Earnings	$(2,225)
TOTAL STOCKHOLDERS EQUITY	$(1,960)
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$40

70,000 UNITS
FORWARD PROFIT INVESTING LLC
 FORWARD CONTRACTS

The securities being offered by the Company are Forward Contracts. The Forward Contracts being offered consist of 70,000 contracts to buy the profits that will be generated by the net cash flows of the properties the Company will acquire. Each Forward Contract will cover a portion of the net profit of an apartment, hotel room, or other real property that generates cash flow. Each contract will be offered for $300. The Company will collect the revenue generated by each property, pay the expenses incurred by it, and then settle each outstanding Forward Contract from the profits of that particular property for the time period of that contract. Any difference between the net revenue stipulated in the contract and the actual net revenue generated will be paid from company reserves set aside for such shortfalls, or from other resources available to the Company. Any overage between the net revenues stipulated in the contract and the actual net revenue will be paid to company reserves. Investors will be offered a return on investment that ranges from 9% - 15% per year depending on the length of the contract. Contracts will be offered for up to seven years in length. Investment returns offered will not be compounded on an annual basis but based on a total cumulative return. A specific property will be identified in each contract as the primary source of the net profit upon which that contract is based. The Company can at any time or from time to time change which property is identified with each contract. Each Forward Contract will be a binding obligation of the Company and be backed by all of the assets of the Company.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: May 15th, 2009

RISK FACTORS

An investment in The Company’s Forward Contracts involves risks. You should carefully consider and evaluate all of the information in this prospectus, including the risk factors listed below before deciding to enter into a Forward Contract with The Company.

The Company was formed in New York on March 19th, 2009. It has no significant financial resources and no revenues to date. The likelihood of its success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which it will operate.  It has no operating history upon which an evaluation of its future success or failure can be made.

The Company depends on the cash flow generated by leases with tenants.

Therefore, its revenue and profitability depend upon how well it manages its multi-family apartment buildings. Some of the factors that may affect its performance and, therefore, its operating results, include:

•	the strength of the general economy,

•	the condition of credit markets may affect its ability to obtain or refinance mortgages on its properties,

•	the conditions in the specific markets in which it has multi-family apartment buildings, such as whether there is an oversupply of apartments for rent or less demand for such products.

•	how attractive its multi-family apartment buildings are to consumers,

•	how well is manages its properties and whether its properties meet consumer demand,

•	how its properties compete against other multi-family apartment buildings.

•	the lease rates charged at its properties, and

•
whether general economic factors such as inflation or market conditions cause either (1) an increase in operating costs that it is not able to pass on fully to its rental tenants or (2) a reduction in the operating margins of its properties.

The terms of leases may not necessarily reflect fair market value or terms.

The Company currently owns no multi-family apartment buildings.

The Company can only generate revenues if the leases in place when it purchases new properties remain in effect or it is able to sign new leases at similar or better terms.

The payments The Company is required to make under tits Forward Contracts are based upon the historical and projected operating and financial performance of the multi-family apartment buildings it will acquire with the proceeds. The Company cannot be sure, however, that in the future its properties will meet the operating and financial performance projected at the time of their purchase. If its properties fail to meet such projected operating and financial performance, it could have a material adverse effect on its financial condition and results of operations.

By owning facilities that provide residential living spaces, The Company is exposed to certain risks of liability. It currently maintains liability insurance intended to cover such claims. Company management believes the insurance it carries is adequate based on the nature of the risks and industry standards.

The Company depends on key personnel. While Company management believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on its operations.

The Company will need to raise additional funds through public or private debt or sale of equity to achieve its current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to The Companies interests. The capital requirements to implement The Company’s business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, Company management anticipates requiring additional funds in order to execute its plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to Company management. There can be no assurance that The Company will be able to obtain financing if and when it is needed on terms deemed acceptable.

If The Company is unable to obtain financing on reasonable terms, it could be forced to delay or scale back its plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on its business, operating results, or financial condition.

Item 4.  Use of Proceeds.

USE OF PROCEEDS

Assuming sale of all of the units offered herein, of which there is no assurance, the net proceeds from this Offering will be approximately $21,000,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twenty-four (24) months after the successful completion of the Offering:

Total Proceeds to the Company:	$21,000,000
Net Proceeds to the Company:	$21,000,000
Administration and Office Rent:	$96,000
Legal and Accounting:	$20,000
Office Payroll:	$360,000
Marketing:	$240,000
Capital For Acquisitions:	$20,284,000

Total Use of Net Proceeds	$21,000,000

The Company will establish a separate bank account and all proceeds will be deposited into that account. The Company will not require full funding to implement its complete business plan. The Company will establish a threshold minimum amount for investment. If that threshold is not met, monies collected to that point will be returned to contract holders according to the terms of the Forward Contract they have signed.

Item 5.  Determination of Offering Price

DETERMINATION OF OFFERING PRICE

The offering price of the Forward Contracts has been determined arbitrarily by Company management. The offering price of  $300 was chosen because it can be used to standardize the use of Forward Contracts on dissimilar properties. The number of Forward Contracts that can be offered for a property for a particular month can be determined by dividing the net income for that month by $300. In determining the number of units to be offered and the offering price Company management took into consideration its cash on hand and the amount of money it would need to implement its business plans.

Item 6.  Dilution.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of a public offering of shares in a company. Since this offering is for Forward Contracts for the future profits of the Company, and not for shares in the Company, there will be no dilution for investors of the value of their investment.

Item 7.  Selling Security Holders.

SELLING SECURITY HOLDERS

There will be no selling security holders at the time of this offering or throughout the time period of the offering.

Item 8.  Plan of Distribution.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This Prospectus permits Company officers and employees to sell the units directly to the public, with no commission or other remuneration payable to them for any units they may sell. Shahn Andersen will sell the units and intends to offer them to friends, family members and business acquaintances and by direct mail to prospective investors. In offering the securities on The Company’s behalf, officer and employees of The Company will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Andersen will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.   Mr. Andersen and any employees authorized by the Company to sell securities are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.   They will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.   They are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.   They meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

The Company’s officer, director, control person and affiliates of same do not intend to purchase any units in this offering.

There are no plans or arrangements to enter into any contracts or agreements to market or sell the units with a broker, dealer or agent. While no plans or arrangements currently exist to market or sell the units with a broker, dealer or agent, it is possible that a broker, dealer, or agent may participate in the distribution of the units. If this does occur then that broker, dealer, or agent may receive compensation in the form of commissions from the Company. Under no circumstances will the Company pay more than an 8% commission for the sale of any units. No FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The securities being offered by the Company are Forward Contracts. The Forward Contracts being offered consist of 70,000 contracts to buy the net profits that will be generated by the cash flows of the properties the Company will acquire. Each Forward Contract will cover a portion of the net profit from an apartment, hotel room, or other real property that generates cash flow. Each contract will be offered for $300. The Company will collect the revenue generated by each property, pay the expenses incurred by it, and then settle each outstanding Forward Contract from the profits of that particular property for that particular time period. Any difference between the net revenue stipulated in the contract and the actual net revenue generated will be paid from company reserves set aside for such shortfalls, or from other resources available to the Company. Any overage between the net revenues stipulated in the contract and the actual net revenue will be paid to company reserves. Investors will be offered a return on investment that ranges from 9% - 15% per year depending on the length of the contract. Contracts will be offered for up to seven years in length. Investment returns offered will not be compounded on an annual basis but based on a total cumulative return. A specific property will be identified in each contract as the primary source of the net profit upon which that contract is based. The Company can at any time or from time to time change which property is identified with each contract. Each Forward Contract will be a binding obligation of the Company and be backed by all of the assets of the Company.

Item 10.  Interests of Named Experts and Counsel.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Company’s financial statements for the period from inception to the month ended March 31, 2009 included in this prospectus have been audited by P.C. Liu, CPA P.C., 136-40 39th Avenue, Suite 202 Flushing, NY 11354. Telephone (718) 961-6686.

The Company includes the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Darian B. Andersen, 1015 Waterwood Parkway, Suite H-1, Edmond, OK 73034, Telephone (405) 330-2235, has passed upon the validity of the Forward Contracts being offered and certain other legal matters and is representing The Company  in connection with this offering.

Item 11.  Information with Respect to the Registrant.

INFORMATION WITH RESPECT TO THE REGISTRANT

Organization Within Last Five Years

The Company was formed on March 19th, 2009 in the State of New York.

Description of Business

Forward Profit Investing LLC (the "Company") plans to engage in the acquisition and management of multi-family rental properties, hotels, and other cash flowing investment properties and to offer the future profits of its properties to investors through the use of Forward Contracts. The Company intends to use the net proceeds from this offering to acquire properties and for operating expenses.

Competition:

The Company will have competition from both small landlords and large property management companies that lease apartments or offer hotel rooms for transient occupancy. The Company plans to purchase and manage properties in large metropolitan areas with historically low vacancy rates and keep its units in above average condition to make them more competitive.

Advertising and Sales Strategy:

The Company plans to aggressively market its Forward Contracts on the internet and through direct mail advertising. It plans to create a website that acts as a marketing tool and will rank highly in search engines for key word searches such as: forward profit, forward contracts, etc.

Government Regulation:

The Company does not expect any governmental regulations to have an impact on its planned business operations. Existing laws with which it must comply cover issues that include:

•	State taxes
•	Rent regulation laws

New laws may impact The Company’s ability to market its products in the future. However, Company management is not aware of any pending laws or regulations that would have an impact on its business.

DESCRIPTION OF PROPERTY

The Company currently utilizes space at the premises of Shahn Andersen, the President and CEO of the Company, on a rent-free basis. The premises are located at 56 Cambridge Place, Brooklyn, NY 11238. The facilities include voice mail, a fax machine, computer and office equipment. The Company intends to use these facilities for the time being until Company management feels it has outgrown them.

LEGAL PROCEEDINGS

Forward Profit Investing LLC is not currently involved in any legal proceedings and Company management is not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY

As of the date of this filing, there have been no discussions or understandings between Forward Profit Investing LLC, nor anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities. The Company does not plan to offer its securities for trading on any market or exchange. No equity is being offered as part of this offering.

As of the date of this filing, there is no public market for these securities. There has been no public trading of these securities. As of the date of this prospectus The Company had one owner of record.

AVAILABLE  INFORMATION

The Company has filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Forward Contracts offered herein. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding the Forward Contracts and the Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The Company is not subject to the informational requirements of the Exchange Act. It is not required to file reports, proxy statements or other information with the SEC.

Prospective investors may call the SEC at 1-800-SEC-0330 for further information on their requirements for companies that have filed S-1 registrations. Because The Company files documents electronically with the SEC, prospective investors may obtain filing information by visiting the SEC’s Internet website at  http://www.sec.gov.

FORWARD PROFIT INVESTING LLC
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2009

FORWARD PROFIT INVESTING LLC (a development stage company) Financial Statements Table of Contents

FINANCIAL STATEMENTS	Page #

Report of Independent Registered Certified Public Accountant	11

Balance Sheet	12

Statement of Income	13

Statement of Stockholders Equity	14

Statement of Cash Flows	15

Notes to the Financial Statements	16 – 18

P.C LIU CPA, P.C.
136-40 39TH AVENUE,
FLUSHING, NEW YORK

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

To the President of the Company
Forward Profit Investing LLC:

We have audited the accompanying balance sheet of Forward Profit Investing LLC as of March 31, 2009, and the related statements of income, stockholders’ equity and cash flows from inception March 19, 2009 to the month ended March 31, 2009. Forward Profit Investing LLC management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forward Profit Investing LLC as of March 31, 2009, and the results of its operations and its cash flows from inception March 19, 2009 to the month ended March 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/ Pearl Liu, CPA
P.C. LIU, CPA, P.C.
April 16, 2009
Flushing, New York

FORWARD PROFIT INVESTING LLC
(a development stage company)

BALANCE SHEET

AS OF MARCH 31, 2009

ASSETS

CURRENT ASSETS
Cash and Cash Equivalent	$40
TOTAL CURRENT ASSETS	$40
Property & Equipment, net	$0
TOTAL ASSETS	$40

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrual Professional Fees	$2,000
TOTAL LIABILITIES	$2,000

STOCKHOLDERS EQUITY
Capital Contribution	$265
Retained Earnings	$(2,225)
TOTAL STOCKHOLDERS EQUITY	$(1,960)
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$40

The accompanying notes are an integral part of these financial statements.

FORWARD PROFIT INVESTING LLC
(a development stage company)

STATEMENT OF INCOME

FOR THE PERIOD FROM INCEPTION

(MARCH 19, 2009) TO MARCH 31, 2009

NET SALES	$0

GROSS PROFIT	$0

OPERATING EXPENSES

Professional Fees	$2,000
General and Administrative Expenses	$225

NET LOSS	$(2,225)

The accompanying notes are an integral part of these financial statements.

FORWARD PROFIT INVESTING LLC
(a development stage company)

STATEMENT OF STOCKHOLDERS EQUITY

FOR THE PERIOD FROM INCEPTION
(MARCH 19, 2009) TO MARCH 31, 2009

	Contributed Capital		Additional Paid In Capital	Retained Earnings	Total Stockholders’ Equity

Balance March 19, 2009 (Inception)		$265			265

Net Loss	$			(2,225)	(2,225)

Balance – March 31, 2009		$265		(2,225)	(1,960)

The accompanying notes are an integral part of these financial statements.

FORWARD PROFIT INVESTING LLC
(a development stage company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION
(MARCH 19, 2009) TO MARCH 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(2,225)
Adjustments to reconcile net income to net cash
provided by operating activities:
Changes in liabilities
Accrued Expenses	$2,000

NET CASH (USED IN) PROVIDED BY OPERATIONS	$(225)

CASH FLOWS FROM INVESTING ACTIVITIES	$0

NET CASH USED IN INVESTING ACTIVITIES	$0

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds-from-capital contribution	$265

NET INCREASE IN CASH AND CASH EQUIVALENTS	$40

Cash and cash equivalents at the beginning of the period	$0
Cash and cash equivalents at the end of the period	$40

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest paid	$0
Income taxes paid	$0

The accompanying notes are an integral part of these financial statements.

FORWARD PROFIT INVESTING LLC
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

 PERIOD ENDED MARCH 31, 2009

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Forward Profit Investing LLC (the “Company”) was organized in the State of New York on March 19, 2009 as a holding company that will own one or more companies that purchase and manage real estate. The Company will focus primarily on multi-family apartment buildings, hotels, and other cash flowing investment properties. The Company will collect the money generated by these properties, pay the expenses incurred, and then provide the remaining profits to investors via Forward Contracts. The primary industry of focus will be the real estate industry.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories.  Actual results could differ from those estimates. The Company is under development stage; there are no significant assets and liabilities as of March 31, 2009.

Cash and Cash Equivalents

For purposes of the statement of cash flows, The Company considers all highly liquid investment with original maturities of three months or less to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

FORWARD PROFIT INVESTING LLC
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED MARCH 31, 2009

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

Accounting for Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“ SFAS 109”) which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  In addition, SFAS 109 requires recognition of future tax benefits, such as carry forwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely that not that some portion of the deferred tax asset will not be realized.

New accounting pronouncements

 In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

NOTE 3 - ACCRUED EXPENSE

Accrued expenses consist of  $2,000 audit fees.

FORWARD PROFIT INVESTING LLC
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED MARCH 31, 2009

NOTE 4 - STOCKHOLDER’S EQUITY

No stock is being offered as part of this offering. The company is 100% owned by the president of the Company, Shahn Andersen.

NOTE 5 - EARNINGS PER SHARE:

No shares are being offered as part of this offering. No earnings per share will be calculated.

NOTE 6 - INCOME TAXES

The Company has a net operating loss carry-forward of $2,225 that will expire 20 years after the years generated. The loss generated from inception (March 19, 2009) through March 31, 2009 was $2,225.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company’s management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company’s management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

NOTE 7 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is  to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

NOTE 8 - GOING CONCERN

The Company has not generated any operating revenue, expects to generate operating losses during some or all of its planned development stages, and has a negative cash flow from operations, which raises substantial doubt about its ability to continue as a going concern. In view of these matters, its ability to continue as a going concern is dependent upon its ability to meet its financial requirements, raise additional capital, and the success of its future operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect the current views of Company management with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the predictions of Company management.

Plan of Operation

The Company’s current cash balance is $40. Company management believes that its cash balance is sufficient to fund its limited levels of operations. If The Company experiences a shortage of funds prior to funding it may utilize funds from Mr. Andersen, its president, who has informally agreed to advance funds to allow it to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to The Company. In order to achieve its business plan goals, The Company will need the funding from this offering. It is an early stage company and has generated no revenue to date.

The Company’s plan of operation for the twenty-four months following the date of this prospectus is to purchase as many properties as it can reasonably manage with the funds generated by the Forward Contracts.

As previously stated in the “Summary Information” of this document. The Company expects to use the vast majority of the proceeds of this offering to purchase properties that it will then manage in the most profitable way.

The Company expects to lease or sub-lease inexpensive temporary office space in the first six months of operations, and to expand into larger offices when necessary. The Company’s office payroll budget will be used to hire an office manager in the first six months that will be responsible for operations, and thereafter a sales director and a marketing director. Total expenditures over the first 24 months are therefore expected to be $716,000, with administration and office rent accounting for $96,000; legal and accounting costing $20,000; office payroll requiring $360,000 and $240,000 being spent on direct marketing to consumers.

DISAGREEMENTS WITH ACCOUNTANTS

Company management has no disagreements with its accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Forward Profit Investing LLC are as follows:

Name & Address	Age	Position

Shahn Andersen 56 Cambridge Place Brooklyn, NY 11238	34	President and CEO

The foregoing person is a promoter of Forward Profit Investing LLC, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Mr. Andersen currently devotes 15-20 hours per week to company matters. After receiving funding per The Company’s business plan Mr. Andersen intends to devote as much time as necessary to manage the affairs of the Company.

No executive officer or director of The Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by The Company during the period ended March 31, 2009 in all capacities for the accounts of its executives.

Summary Compensation Table
Name & Principal Position	Year	Salary	Bonus	Other Compensation

S. Andersen	2009	-0-	-0-	-0-
President

Option Grants Table.

There were no individual grants of stock options to purchase The Company’s common stock made to the executive officer named in the Summary Compensation Table through March 31, 2009.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Employment Agreements

The Company does not have an employment agreement with its officers.

Mr. Andersen currently devotes 15-20 hours per week to company matters. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management will retain 100% ownership of the Company, and no shares are being made as part of this offering. Management will not enter into any Forward Contracts with the Company individually, and will participate in the Forward Contracts being offered solely as a representative of the Company.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Shahn Andersen, the President and CEO of Forward Profit Investing LLC, owns 100% of the Company. Mr. Andersen, will not be paid for any underwriting services that he performs on The Company’s behalf with respect to this offering. Mr. Andersen will also not receive any interest on any funds that he advances to The Company for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION OF SECURITIES ACT LIABILITIES

The Company’s directors and officers are indemnified as permitted by New York Statutes and The Company’s Operating Agreement. The Company has agreed to indemnify its officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to its officers and controlling persons pursuant to the provisions described above, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than The Company’s payment of expenses incurred or paid by its officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

70,000 UNITS
FORWARD PROFIT INVESTING LLC
 FORWARD CONTRACTS

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INFORMATION THAT HAS BEEN PROVIDED TO YOU BY COMPANY MANAGEMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL FORWARD CONTRACTS AND IS NOT SOLICITING AN OFFER TO BUY FORWARD CONTRACTS  IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus Is: May 15th, 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

All amounts are estimates other than the Commission’s registration fee. The Company is paying all expenses of the offering listed above.

Securities and Exchange Commission registration fee	$1,171.80
Accounting fees and expenses	$2,000.00
Legal fees	$1,500.00
Preparation and EDGAR conversion fees	$1,300.00
Printing	$1,294.00

Total	$7,265.80

Item 14. Indemnification Of Directors And Officers.

The Company’s director and officer are indemnified as provided by New York Statutes and its Operating Agreement. The Company has agreed to indemnify each of The Company’s directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Company directors, officers and controlling persons pursuant to the provisions described above, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than The Company’s payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of The Company directors, officers, or controlling persons in connection with the securities being registered, The Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

No unregistered securities have been sold.

EXHIBITS

Exhibit 3.1	Articles of Organization
Exhibit 3.2	Operating Agreement
Exhibit 23.1	Opinion and Consent of counsel
Exhibit 23.2	Consent of independent auditor
Exhibit 99.1	Example Forward Contract

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of New York, New York, on May 15th, 2009.

Forward Profit Investing LLC /s/ Shahn Andersen By: Shahn Andersen (President and CEO)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shahn Andersen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of FORWARD PROFIT INVESTING LLC.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on May 15th, 2009.

/s/ Shahn Andersen	May 15th, 2009
Shahn Andersen, President and CEO	Date